SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2005

INTERNATIONAL SMART SOURCING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14753	11-3423157
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

320 Broad Hollow Road Farmingdale, New York	11735
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 293-4650

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Exhibit Index Located on Page: 3 Total Number of Pages: 4

Item 3.03          Material Modification to Rights of Security Holders

On March 16, 2005, the board of directors of International Smart Sourcing, Inc. voted to extend the expiration date for its common stock purchase warrants from April 23, 2005 to April 23, 2007.  A copy of the press release announcing the extension is furnished as Exhibit 99.1 to this report.

Exhibits

99.1     Press Release dated March 22, 2005

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 22, 2005

INTERNATIONAL SMART SOURCING, INC.

By:	/s/ DAVID HALE

David Hale
President

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated March 22, 2005